QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.20

TERMINATION AGREEMENT

        THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into as of the 17th day of December, 2007, by and between HSW INTERNATIONAL, INC., a Delaware corporation (the "Company"), and HOWSTUFFWORKS, INC., a Delaware corporation ("HSW").

        WHEREAS, the Company and HSW are parties to that certain Services Agreement, dated as of October 2, 2007 (the "Services Agreement"); and

        WHEREAS, the parties desire to terminate the Services Agreement in its entirety.

        NOW, THEREFORE, for and in consideration of the mutual premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.     Termination of Services Agreement. Effective as of the date hereof, the Services Agreement is hereby terminated and shall be of no further force and effect, and neither the Company nor HSW shall have any further obligation or liability under the Services Agreement.

        2.     Binding Effect; Severability. This Agreement is binding on, and shall inure to the benefit of, the parties and their respective successors and assigns. If any part of this Agreement is deemed unreasonable by a court of competent jurisdiction, this Agreement shall be subject to judicial modification in order to render this Agreement reasonable and enforceable. Further, if any part of this Agreement is held invalid or unenforceable, the remainder of this Agreement still is enforceable.

        3.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its choice of laws provisions. The Parties agree that the exclusive venue and jurisdiction for any actions or disputes arising from this Agreement shall be a federal or state court in New York.

        4.     Counterparts. This Agreement may be executed in multiple counterparts and by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[SIGNATURES CONTAINED ON FOLLOWING PAGE.]

        IN WITNESS WHEREOF, this Agreement was executed by the parties under seal as of the date first written above.

HSW INTERNATIONAL, INC.
By:	/s/ Hank Adorno
Name:	Hank Adorno
Title:	Vice Chairman
HOWSTUFFWORKS, INC.
By:	/s/ Jeff Arnold
Name:	Jeff Arnold
Title:	CEO

QuickLinks

  EXHIBIT 10.20
TERMINATION AGREEMENT